UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

Maverick Oil and Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50428	98-0377027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16415 Addison Road, Suite 850, Addison, TX	75001-5332
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(214) 239-4333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statement

This Current Report contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different than any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as guidance, may, will, should, could, would, expect, plan, anticipate, believe, estimate, continue or the negative of such terms or other such expressions. There are a number of factors that could cause our actual results to differ materially from our expectations, including but are not limited to those risk factors disclosed in our annual report on Form 10-K for the year ended August 31, 2006, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases which can be found on our web site (www.maverickoilandgas.com). Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.

Item 5.03	Amendment of Articles of Incorporation or Bylaws; Changes in Fiscal Year

Effective January 30, 2007, we amended our Articles of Incorporation to increase the total number of authorized shares of our common stock from 260 million to 335 million. The number of authorized shares of our preferred stock remains the same, at 10 million.

Prior to the effective date of the amendment, we were authorized to issue 260 million shares of common stock, approximately 256 million of which had been issued or reserved for issuance to cover the potential exercise of outstanding options and warrants, and upon conversion of secured convertible debentures issued by us during January 2006 and June 2006. As of the effective date of the amendment, there were 108,428,360 shares of our common stock outstanding and no shares of preferred stock outstanding. In addition to providing us with increased flexibility to issue shares for future growth and financing activities, the increase in the number of our authorized shares of common stock is required in order to cover the possible issuance of approximately 51,937,109 additional shares of our common stock upon exercise or conversion of existing convertible securities, warrants, or options, as follows: (i) up to approximately 11 million shares of our common stock upon the conversion of the principal and/or interest associated with secured convertible debentures in the principal amount of $6.75 million issued by us during November 2006; (ii) the exercise of up to 18 million warrants associated with the November 2006 debentures; (iii)  the exercise of warrants to purchase up to 5,225,000 shares of our common stock associated with the 5,225,000 shares of common stock we sold in December 2006; (iv) up to approximately 10 million shares of our common stock associated with secured convertible debentures and warrants issued by us during June 2006, as necessary to satisfy a contractual commitment to reserve 130% of the shares issuable upon the conversion of those debentures and exercise of the associated warrants; and (v) the exercise of options to purchase 7,500,000 shares of common stock we agreed to grant to our Chief Executive Officer during August 2006.

The additional shares covered by our amended Articles of Incorporation will be available for issuance from time to time by action of our board of directors to such persons and for such consideration as the board may determine to be in our best interest. Such issuance will not require further stockholder approval and our existing stockholders will not have any preferential rights to purchase such shares.

A full text of the Amended Articles of Incorporation is filed as an exhibit to this Current Report, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
3.5	Certificate of Amendment to the Articles of Incorporation dated January 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAVERICK OIL AND GAS, INC.
Date: January 30, 2007	By: /s/ James A. Watt James A. Watt, CEO